Exhibit 10.04
PATENT LICENSE

THIS PATENT LICENSE (this “Agreement”), made and effective as of the 29th day of December, 2009 (the “Effective Date”), is by and between NUTRITION 21, INC. (hereinafter referred to as “Nutrition 21”), a New York corporation having a place of business at 4 Manhattanville Road, Purchase, NY 10577, as Licensor, and NATURE’S PRODUCTS, INC., a Florida corporation, having a place of business at 1301 Sawgrass Corporate Parkway, Sunrise, FL 33323, as Licensee.

Nature’s Products, Inc. and its affiliated entities, including, without limitation, Iceland Health, Inc., a Florida corporation, are hereinafter collectively referred to as “NPI.” Nutrition 21 and NPI are each individually sometimes referred to as a “Party” and collectively as the “Parties.”

Preliminary Statement

a.
Nutrition 21 currently sells among other things Chromium Picolinate, Chromium Histidinate, Chromium Picolinate-Biotin Blend, and Arginine-Silicate-Inositol Blend (the “Ingredients”). Nutrition 21 also uses the Ingredients in the manufacture of the end-products whose SKU’s are listed in Exhibit 1 (the “Listed SKUs).

b.	"Patents" means the patents and pending patent applications that are listed in Exhibit 2.

c.	The Patents cover the composition and/or use of the Ingredients and/or end-products incorporating the Ingredients.

d.
NPI has by a Supply Agreement of even date herewith agreed to purchase Ingredients from Nutrition 21 on the terms set forth in the Supply Agreement. The Supply Agreement among other things provides for Discounted Prices (as defined) on the terms and conditions therein set forth;

e.	Nutrition 21 wishes to grant to NPI patent licenses to use Ingredients purchased from Nutrition 21 under the Supply Agreement for the following purposes (the “Licensed Uses”):

i.	the fabrication, finishing and packaging by NPI of nutritional supplement end-products that are not to be further fabricated or packaged by others; and

ii.	the sale, marketing and distribution of such end-products either (i) directly to end users by direct response or other means or (ii) to retailers or wholesale sellers for ultimate sale to end users.

f.	Without limiting the generality of the foregoing, the following are not Licensed Uses:

i.	the resale or other disposition of the Ingredients to third parties for further fabrication or packaging;

ii.	the sale or marketing or distribution of products other than (i) directly to end users by direct response or other means or (ii) to retailers or wholesale sellers for ultimate sale to end users.

In consideration of the foregoing and the mutual obligations undertaken in this Agreement, and for other consideration, the value and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Patent Licenses.

a.
Nutrition 21 grants to NPI perpetual, fully paid-up non-exclusive and world-wide rights and licenses under the Patents to use the Ingredients purchased from Nutrition 21 at Discounted Prices under the Supply Agreement for Licensed Uses in the Listed SKUs and only for Licensed Uses in the Listed SKUs.

b.
Nutrition 21 grants to NPI perpetual, fully paid-up non-exclusive and world-wide rights and licenses under the Patents to use the Ingredients purchased from Nutrition 21 under the Supply Agreement on most favored nation pricing for Licensed Uses in non-Listed SKUs as well as in Listed SKUs.

c.
If at any time Nutrition 21 is not able to supply any of the Ingredients as provided for in the Supply Agreement (called a “Period of Unavailability”), Nutrition 21 hereby grants under Patents owned by Nutrition 21 to NPI a non-exclusive license during the Period of Unavailability to make or have made any such Ingredients for Licensed Uses. After any Period of Unavailability ends, NPI shall again purchase all of its requirements for Ingredients from Nutrition 21.

d.
“Other Patent Licenses” as used herein means the license (the “USDA License”) dated December 6, 2006 by US Department of Agriculture (USDA) to Nutrition 21, and the license (the “McLeod License”) dated April 23, 2005 by McLeod Discoveries LLC to Nutrition 21.

e.
Nutrition 21 hereby irrevocably appoints NPI as the agent of Nutrition 21 under the Other Patent Licenses to have Ingredients made on behalf of Nutrition 21 and at Nutrition 21’s expense during Periods of Unavailability for delivery to NPI during such Periods for Licensed Uses.   At the request of NPI, Nutrition 21 shall with the approval of USDA appoint NPI as sublicensee under the USDA License for Licensed Uses for Periods of Unavailability (USDA may not unreasonably withhold its approval to such sublicense). At the request of NPI, Nutrition 21 shall sublicense the McLeod License to NPI for Licensed Uses for Periods of Unavailability.

f.
NPI shall from time to time on reasonable notice give access to Nutrition 21 and its representatives to NPI’s product list of products sold by it that utilize the Ingredients to confirm that the licenses are used only as contemplated in this Agreement.

2.
All licenses granted to NPI are, and will otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code (the “Code”) and any similar laws in any other country, licenses of rights to “intellectual property” as defined under Section 101 of the Code.  NPI will retain and may fully exercise all of its protections, rights and elections under the Code and any similar laws in any other country.

3.	The term of this Agreement and of the licenses hereunder shall be for the period commencing on the date of this Agreement and ending on August 21, 2022.

4.	Miscellaneous

a.	Notices. All notices and other communications which may be required or are desired to be given hereunder shall be in writing.

b.
No Waivers of Rights, Etc.  No failure or delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

c.	Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Nutrition 21 and NPI.

d.	Assignments and Successors.

i.
Nutrition 21 may assign this Agreement or any of its rights or delegate any of its obligations hereunder to an affiliate or to any person or entity who is acquiring all or substantially all of its assets or with whom Nutrition 21 may merge or enter into other business combination. Nutrition 21 shall not have the right to assign or sublicense any of its rights or to delegate any of its obligations hereunder to any other person or entity without the consent of NPI, which consent shall not be unreasonably withheld or delayed.

ii.	The foregoing in no way shall limit Nutrition 21’s right to subcontract any of its obligations hereunder.

iii.
NPI shall not have the right to assign or sublicense any of its rights or to delegate any of its obligations hereunder to any other person or Person without the consent of Nutrition 21, which consent shall not be unreasonably withheld.

e.	No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

f.
No Joint Venture.  The Parties hereto are independent contractors.  The Parties hereto are not partners, joint venturers, or agents of one another and nothing in this Agreement or in the performance thereof shall be construed to place them in the relationship of partners or joint venturers or to make one an agent of the other.  Neither Party hereto shall have the power to obligate or to bind the other in any manner or for any purpose.

g.
Entire Agreement.  This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, relating to the subject matter hereof.

h.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to conflict of law principles.

i.
Consent to Jurisdiction.  Nutrition 21 and NPI hereby irrevocably submit to the jurisdiction of any court of the State of Florida sitting in Broward County and any Federal court sitting in Broward County, Florida in respect of any suit brought by Nutrition 21, and sitting in Westchester County New York in respect of any suit brought by NPI or its affiliates, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, and Nutrition 21 and NPI hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such court.

j.
Counterparts.  This Agreement may be executed in counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have duly caused the execution of this Agreement by their duly authorized officers, as of the day and year first above written.

NUTRITION 21, INC.

By:
Name:
Title:

NATURE’S PRODUCTS, INC.

By:
Name:
Title:

Exhibit 1 Listed SKU’s

Item Num	Description
10601769731333	IH Appetite Control (12/Case)
050428858431	CVS 100ct 200mcg (24/Case)
050428095829	CVS 100ct 400mcg (24/Case)
050428095836	CVS 250ct 200mcg (24/Case)
10041520871388	CareOne (Ahold) 60ct 500mcg (24/Case)
10041520871371	CareOne (Ahold) 300ct 200mcg (24/Case)
10601769736253	Club: Chromax AMF 90ct (12/Case)
10601769734266	Club: Chromax Ultra 250ct (12/Case)
10601769995902	DE Diachrome 60ct (12/Case)
10601769737403	DE Diachrome 30ct (12/Case)
10601769737502	DE NTG - Tea 10ct sticks (12/Case)
10601769737205	DE NTG Multi Vitamin - Citrus (12/Case)
10041163438368	Equaline Chromium 200mcg 100ct (24/Case)
10041163438375	Equaline Chromium 400mcg 100ct (24/Case)
10601769736154	IH Advanced MF 45ct (12/Case)
10601769731326	IH Chromax 1000mcg 250ct (12/Case)
20601769731323	IH Chromax 1000mcg 250ct Sams Display
10601769734068	IH Chromax Extra Strength 75ct (12/Case)
10601769734167	IH Chromax Ultra Strength 60ct (12/Case)
10601769996015	International Diachrome 60ct (12/Case)
10011822009314	Pharmassure 1000mcg CP 100ct (24/Case)
10011822375419	Rite Aid 100ct 400mcg (24/Case)
10011822880531	Rite Aid 300ct 200mcg (24/Case)
10048107049314	Rite Aid Pharmass 100ct 200mcg (24/Case)
10011822375402	Rite Aid Pharmass 100ct 400mcg (24/Case)
10311917099078	Walgreen CP FN 200mg 100ct (24/Case)
10311917099092	Walgreen CP FN 200mg 250ct (24/Case)
10311917099085	Walgreen CP FN 400mg 100ct (24/Case)
10311917101696	Walgreen FN Advanced JR 120ct (24/Case)
10311917107193	Walgreen FN CP 1000mcg 100ct (24/Case)
10311917101689	Walgreen FN Chol Relief 120ct (24/Case)
10311917107209	Walgreen FN Dia Health MV 30ct (24/Case)
10681131928622	Walmart CP 100ct 800mcg (24/Case)
10681131312681	Walmart 100ct 1000mcg (24/Case)

Exhibit 2

Description
Patents Owned by Nutrition 21

United States Patents and Patent Expiration Dates

Arginine-Silicate-Inositol
5,707,970  2/12/17
6,156,735  2/12/17
6,344,444  2/12/17
7,576,132  8/22/23

Chromium Picolinate
6,329,361  12/11/18

Chromium Picolinate + Biotin
RE 39,480  8/8/17

Chromium Histidinate Patent Applications:

Chromium histidinate uses: PCT/US2008/052352 filed 29 Jan 2008 (pending)

Chromium histidinate + chromium picolinate composition and uses: PCT/US2008/056545 filed 11 Mar 2008 (pending)

Foreign equivalents of the above-identified Patents
Patents Licensed to Nutrition 21 United States Patents 6,034,125 licensed by McLeod 6,689,383 licensed by USDA

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